Exhibit 3.1

WALTER ENERGY, INC.

AMENDED AND RESTATED

BY-LAWS

ARTICLE I

MEETING OF STOCKHOLDERS

Section 1.               Place of Meeting and Notice. Meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

Section 2.               A. Meetings.         Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called only (i) by the Chairman of the Board of Directors (the “Chairman”) and (ii) by the Chairman or Secretary if directed by a majority of the whole Board of Directors (and shall be called by the Chairman or Secretary if so directed).

B.            Notice of Stockholder Business and Nominations (Annual Meetings). (1)Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting delivered pursuant to Article I, Section 3 of these by-laws, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (B) of this by-law and who is a stockholder of record of the Corporation at the time such notice is delivered to the Secretary of the Corporation.

(2)           (i)  For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations, such other business must be a proper matter for stockholder action. To be timely a stockholder’s notice relating to an annual meeting shall be delivered to the Secretary at the principal executive offices of the Corporation not less than the close of business ninety days nor more than the close of business one hundred and ten days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced by more than twenty days before, or delayed by more than ninety days after, such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and tenth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation.

(ii)           To be in proper form, a stockholder’s notice (whether given pursuant to Section 2(B)(2) or Section 2(C)) to the Secretary must: (a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, by such beneficial owner, and by any Associated Person (as defined below) of such stockholder or beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to, or with a value derived in whole or in part from the value (or change in value) of, any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard of whether such stockholder, such beneficial owner or such Associated Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, by such beneficial owner or by such Associated Person, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, beneficial owner, or any such Associated Person has a right to vote any shares of any security of the Corporation, (D) any short interest (as defined below) in any security of the Corporation held or beneficially owned by such stockholder, by such beneficial owner, or by any such Associated Person, (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, by such beneficial owner, or by any such Associated Person, that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner, or any such Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner, or any such Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, in each case with respect to the information required to be included in the notice pursuant to subsections (A) through (G) above, as of the date of such notice (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such beneficial ownership, interest, or arrangement as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities

Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; (b) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting, (iv) any material interest in such business of such stockholder or beneficial owner, if any, on whose behalf the proposal is made, and (v) a description of all agreements, arrangements and understandings between such stockholder or beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (c) set forth, as to each person, if any, whom the stockholder proposes to nominate for election to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (iii)  a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder or beneficial owner, if any, and any Associated Person with respect to such stockholder or beneficial owner, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (d) with respect to each nominee for election to the Board of Directors, include a completed and signed questionnaire, representation and agreement as required by Section 2(E). Any such notice shall also include (i) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (ii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require (i) to determine the eligibility of such proposed nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, or (ii) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation.

(3)           Notwithstanding anything in the second sentence of Section 2(B)(2)(i) to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

C.            Notice of Stockholder Business and Nominations (Special Meetings). Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Article I, Section 3 of these by-laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such special meeting of stockholders, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this by-law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice in the same form (and including the same content) as required by subparagraph (B)(2) of this by-law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred and tenth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

D.            General. (1)  Only persons who are nominated in accordance with the procedures set forth in this by-law shall be eligible to be elected at an annual or special meeting of the stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this by-law. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation of Walter Energy, Inc. or these by-laws , the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in compliance with the procedures set forth in this by-law and, if any proposed nomination or business is not in compliance with this by-law, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this by-law, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this by-law, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this by-law, (a) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, (b) “Associated Person” with respect to any stockholder or any beneficial owner on whose behalf a nomination or nominations are being made or business is being proposed, shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder or beneficial owner, (ii) any beneficial owner of shares of capital stock of the Corporation owned of record or beneficially by such stockholder or beneficial owner, (iii) any member of such stockholder’s or such beneficial owner’s immediate family sharing the same household, and (iv) any person controlling, controlled by, or under common control with any person described in subsection (i), (ii), or (iii) of this Section 2(D)(2), and (c) a person shall be deemed to have a “short interest” in a security if such person, directly or indirectly, engaged in any agreement, contract, arrangement, understanding or relationship (including any repurchase or similar so-called “stock borrowing” agreement or arrangement) the purpose or effect of which is to mitigate loss to, or reduce the economic risk of ownership of, any class or series of the shares of the Corporation by, or manage the risk of share price changes for, or increase or decrease the voting power of, such person with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation.

(3) For purposes of this by-law, no adjournment and no notice or public announcement of any adjournment of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 2 or to commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described and required by this by-law, and in order for any notification required to be delivered by a stockholder pursuant to this Section 2 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

(4) Notwithstanding the foregoing provisions of this by-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this by-law. Nothing in this by-law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor thereto) nor shall anything in this by-law relieve any stockholder of the obligation to comply with any notice or other requirement in Rule 14a-8 that is not provided for in, or is more stringent than any comparable provision of, this by-law.  Nothing in this by-law shall be deemed to (a) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation’s proxy statement, or (b) affect any rights of the holders of any class or series of Preferred Stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the Certificate of Incorporation.  For the avoidance of doubt, compliance with paragraphs (B) and (C) of this by-law shall be the exclusive means for a stockholder to make nominations or submit other business.

E.             Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2) to the Secretary at the principal executive officers of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 3.               Notice. Except as otherwise provided by law, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

Section 4.               Quorum; Adjournment. At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding shares of capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law.  Whether or not a quorum is present, the chairman of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

Section 5.               Voting.  Except as otherwise provided by law, (i) all matters submitted to a meeting of stockholders, other than the election of directors, shall be decided by the vote of the holders of record of a majority in voting power of the capital stock present at such meeting, in person or by proxy, and entitled to vote on the subject matter and (ii) each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting of stockholders for the election of directors at which a quorum is present; provided that if, as of the tenth (10th) day preceding the date the Corporation first transmits its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast.  For purposes of this by-law, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).  The Corporation’s corporate governance guidelines have established procedures with respect to the resignation of any director who does not receive a majority of the votes cast in an election that is not a Contested Election.  If the Board of Directors accepts a director’s resignation pursuant to the Corporation’s corporate governance guidelines, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of the Article II Section 1 of this by-law.

Section 6.               Record Date for Written Consents to Corporate Action. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors, and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 7.               Chairman of Meetings. The Chief Executive Officer or the Chairman shall preside at all meetings of the stockholders.  In the absence of both the Chief Executive Officer and the Chairman of the Board of Directors, a majority of the members of the Board of Directors present in person at such meeting may appoint any other officer or director to act as chairman of the meeting.

Section 8.               Conduct of the Meeting.  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with the Certificate of Incorporation or such rules and regulations as adopted by the Board of Directors, the chairman at any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the security and proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.

Section 9.               Postponement of Meeting of Stockholders. Subject to the provisions of the Certificate of Incorporation or applicable law, the Chairman of the Board of Directors or the Board of Directors shall have the power to postpone any meeting (including any reconvened meeting) of the stockholders of the Corporation from time to time without notice (other than public announcement not less than 48 hours prior to the time of such meeting).

ARTICLE II

DIRECTORS

Section 1.               Number, Election and Removal of Directors. The number of Directors that shall constitute the Board of Directors shall be not less than 5 nor more than 13. The number of Directors, within the limits specified above, shall be determined by resolution of the Board of Directors. The Directors shall be elected by the stockholders at the annual meeting of the stockholders. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders. A Director may be removed in accordance with applicable law.

Section 2.               Meetings. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by a majority of the whole Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman and shall be called by the Chairman or Secretary if directed by a majority of the whole Board of Directors. Telegraphic or written notice of each special meeting of the Board of Directors shall be sent to each Director not less than twenty-four hours before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors.

Section 3.               Quorum. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation, or these By-Laws, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

Section 4.               Committees of Directors. The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the whole Board of Directors designate one or more committees, including without limitation an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member.

Section 5.               Compensation. Each Director who is not an employee of the Corporation or any of its subsidiaries, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who is not an employee of the Corporation or any of its subsidiaries who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may, from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this Section 5 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

ARTICLE III

OFFICERS

The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

ARTICLE IV

INDEMNIFICATION

To the fullest extent permitted by applicable law, the Corporation shall indemnify any current or former Director, officer, employee or agent of the Corporation and such director’s, officer’s, employee’s or agent’s heirs, executors and administrators against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnified party in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation, or otherwise, to which such indemnified party was or is a party or is threatened to be made a party by reason of such indemnified party’s current or former position with the Corporation or by reason of the fact that such indemnified party is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall, from time to time, reimburse or advance to any current or former Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of defense expenses as incurred. Any repeal or modification of this Article IV by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE V

GENERAL PROVISIONS

Section 1.               Notices. Whenever any statute, the Certificate of Incorporation or these By-Laws require notice to be given to any Director, such notice shall be deemed to have been given when it is sent by telegram, telex or telecopy or hand delivered or deposited in the United States mail, as the case may be. A waiver of such notice in writing signed by the person or persons entitled thereto, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.               Fiscal Year.  The fiscal year of the Corporation shall be fixed by the Board of Directors.

Amended February 23, 2012